Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 19th day of December, 2014 (this “First Amendment”), is entered into among WGL Holdings, Inc., a Virginia corporation (the “Borrower”), the lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of April 3, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this First Amendment.

B. The Borrower, the Administrative Agent and the Lenders party hereto have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Designated Person” means any Person listed on a Sanctions List.

“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of December 19, 2014, among the Borrower, the Lenders party thereto, and the Administrative Agent.

“First Amendment Effective Date” has the meaning given to such term in Article II to the First Amendment.

“First Amendment Fee Letter” means the letter agreement among the Borrower, the Utility, Wells Fargo Securities, the Administrative Agent and BTMU dated as of December 1, 2014.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.

“Sanctions” means:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, Her Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

1.2 Amendments to Section 1.1 Consisting of Modifications to Existing Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Administrative Fee Letter” means the letter to the Borrower from Wells Fargo dated as of December 1, 2014.

“Facility Termination Date” means September 30, 2017, provided that upon the delivery of a certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto are true and correct copies of all Governmental Approvals required to be obtained in order for the term of this Agreement to extend through the fifth anniversary of the First Amendment Effective Date, and that such Governmental Approvals have been issued and are in full force and effect; then the Facility Termination Date shall be automatically extended to December 19, 2019 (as such date may be further extended from time to time pursuant to Section 2.6).

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a

Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

Notwithstanding the foregoing, in no event shall the Federal Funds Effective Rate be less than 0%.

“Fee Letters” means, collectively, the Active Arrangers Fee Letter, the Passive Arrangers Fee Letter, the Administrative Fee Letter and the First Amendment Fee Letter.

“LIBOR Rate” means:

(a) with respect to each LIBOR Rate Loan comprising part of the same borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Administrative Agent) appearing on Reuters Screen LIBOR01 Page (or other commercially available source providing quotations of such rate as selected by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for deposits denominated in Dollars or (z) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Administrative Agent) appearing on Reuters Screen LIBOR01 Page (or other commercially available source providing quotations of such rate as selected by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on such date of determination for an Interest Period equal to one month (commencing on the date of determination of such interest rate) or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 0%.

“Loan Documents” means this Agreement and any Notes issued pursuant to Section 2.11, the Fee Letters, the First Amendment and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

1.3 Amendment to Section 2.6. The introductory paragraph to Section 2.6 and Section 2.6.1 are hereby amended in their entirety as follows:

2.6 Extension Option. After the first anniversary of the First Amendment Effective Date, and then no earlier than 60 days and no later than 30 days prior to each anniversary of the First Amendment Effective Date, but on no more than two occasions, the Borrower may, by written notice to the Administrative Agent, request that the Lenders extend the Facility Termination Date for an additional year. Any election by a Lender to extend the term of its Commitment pursuant to such a request shall be at such Lender’s sole discretion and subject to such credit evaluation as such Lender may determine.

2.6.1 No extension pursuant to this Section 2.6 shall become effective unless agreed to in writing not later than 15 days prior to the relevant anniversary of the First Amendment Effective Date by Lenders then holding more than 50% of the Commitments.

1.4 Amendment to Section 5.14. Section 5.14 is hereby amended in its entirety as follows:

5.14 Anti-Corruption Laws and Sanctions.

(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

(c) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee, agent or controlled Affiliate of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby is a Designated Person, nor is the Borrower or any of its Subsidiaries located, organized or resident in any Sanctioned Country.

(d) No part of the proceeds of the Loans or Letters of Credit will be used by the Borrower (i) in violation of Anti-Corruption Laws, applicable Sanctions or the Patriot Act or (ii) for the purpose of funding, financing or facilitating any activities or business of or with any Designated Person.

1.5 Amendment to Section 6.3. Section 6.3 is hereby amended in its entirety as follows:

6.3 Corporate Existence, Compliance with Laws, Taxes, Examination of Books, Insurance, etc. The Borrower shall, and shall cause each of its Material Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises if failure to maintain such existence, rights, privileges or franchises would materially and adversely affect the financial condition or operations of, or the business taken as a whole, of the Borrower and its Subsidiaries; comply with the requirements of all Applicable Laws, rules, regulations and orders of governmental or regulatory authorities (except Anti-Corruption Laws and Sanctions), except if failure to comply with such requirements would not materially and adversely affect the financial condition or operations of, or the business taken as a whole, of the Borrower and its Subsidiaries; comply in all material respects with the requirements of all Anti-Corruption Laws and Sanctions; provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

1.6 Amendment to Section 6.4. Section 6.4 is hereby amended in its entirety as follows:

6.4 Use of Proceeds. The Borrower shall use the proceeds of the Loans and Letters of Credit hereunder for its general corporate purposes (in compliance with all applicable legal and regulatory requirements). The Borrower shall not request any borrowing of Loans or the issuance of any Letter of Credit, and the Borrower shall not use, and the Borrower shall cause its Subsidiaries and its or their respective directors, officers and employees not to use, the proceeds of any Loans or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

1.7 Amendment to Schedule. Schedule 1.1-B (Commitments and Notice Addresses) to the Credit Agreement is hereby amended in its entirety in the form attached to the First Amendment.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This First Amendment shall become effective as of the date (such date being referred to as the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received the following, each dated as of the First Amendment Effective Date (unless otherwise specified), and in such number of copies as the Administrative Agent shall have requested:

(i) Fully executed counterparts of this First Amendment from the Borrower, each Lender, and the Administrative Agent.

(ii) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdictions of incorporation.

(iii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing (i) the execution of the First Amendment and (ii) borrowings hereunder by the Borrower in an aggregate amount up to $450,000,000.

(iv) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(v) A certificate, signed by the chief financial officer of the Borrower, stating that the conditions specified in Section 4.2(b) and (c) of the Credit Agreement have been satisfied.

(vi) A written opinion of the Borrower’s counsel, addressed to the Lenders substantially in the form delivered at the initial closing of the Credit Agreement.

(vii) Any Notes requested by a Lender pursuant to Section 2.11 of the Credit Agreement payable to the order of each such requesting Lender.

(viii) Evidence satisfactory to the Administrative Agent of any required Governmental Approvals or consents regarding this First Amendment.

(b) The Borrower shall have paid (i) to Wells Fargo Securities, the Administrative Agent and BTMU, for their own respective accounts, on the First Amendment Effective Date, the fees required to be paid under the First Amendment Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Administrative Fee Letter, (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent and the Lenders required to be paid on or prior to the First Amendment Effective Date (including reasonable fees and expenses of counsel to the Administrative Agent) in connection with this First Amendment and (iv) all accrued and unpaid fees and interest due under the Credit Agreement and owing as of the First Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

3.1 The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this First Amendment, and the execution, delivery and performance of this First Amendment, and the consummation of the transactions herein contemplated, by the Borrower have been duly authorized by all necessary corporate action on its part; and this First Amendment has been duly and validly executed and delivered by the Borrower and the Credit Agreement, as amended by the First Amendment, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

3.2 No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this First Amendment or the Credit Agreement as amended by the First Amendment or the legality, validity or enforceability hereof or thereof, other than consents, authorizations and filings that have been made or obtained and that are in full force and effect.

3.3 The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct as of the First Amendment Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

3.4 Both before and after giving effect to the transactions contemplated by this First Amendment, there exists no Event of Default or Unmatured Default.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this First Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of any Borrower evidenced by or arising under the Credit Agreement and the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1 Reallocation of Commitments. The parties hereto acknowledge and agree that effective as of the First Amendment Effective Date, (i) each Lender’s Commitment shall be as reflected on Schedule 1.1-B attached hereto and (ii) the participations in any outstanding Letters of Credit issued under the Credit Agreement shall be automatically adjusted to give effect to the revised Applicable Percentages of the Lenders.

5.2 Joinder of Royal Bank of Canada as a New Lender. Effective on the First Amendment Effective Date, Royal Bank of Canada (the “New Lender”) shall be deemed to be a party to and a “Lender” under the Credit Agreement and shall be bound by all of the terms and provisions applicable to Lenders under the Credit Agreement. The New Lender (i) represents and warrants that it is legally authorized to enter into this First Amendment and the Credit Agreement and to consummate the transactions contemplated by this First Amendment and the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and the Credit Agreement, (iii) will independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

5.3 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.4 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.5 Expenses. The Borrower agrees (i) to pay all reasonable and documented fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Loan Documents delivered in connection herewith.

5.6 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

5.7 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.8 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.9 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this First Amendment. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

5.10 FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this First Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WGL HOLDINGS, INC., as Borrower

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Syndication Agent and Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

TD BANK, N.A., as Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON, as Lender

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST AMENDMENT TO CREDIT AGREEMENT

Schedule 1.1-B

COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$80,156,250.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$80,156,250.00
Branch Banking and Trust Company	$80,156,250.00
TD Bank, N.A.	$80,156,250.00
Royal Bank of Canada	$50,625,000.00
U.S. Bank, National Association	$50,625,000.00
The Bank of New York Mellon	$28,125,000.00
Total	$450,000,000.00

NOTICE ADDRESSES

Party	Address
WGL Holdings, Inc.	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 Attention: Anthony Nee, Treasurer Telephone: (202) 624-6588 Facsimile: ( ) Email: anee@washgas.com

Wells Fargo Bank, National Association

If to the Administrative Agent or Swingline Lender:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Mail Code: D1109-019

Attention: Syndication Agency Services

Telephone No.: (704) 590-2706

Telecopy No.: (704) 590-2790

E-mail: agencyservices.requests@wellsfargo.com

If to the Issuing Lender:

Wells Fargo Bank, National Association

301 South College Street, 14th Floor

MAC D1053-144

Charlotte, NC 28288

Attention: Elaine Shue

Telephone No.: (704) 715-3133

Telecopy No.: (877) 487-0377

E-mail: elaine.shue@wellsfargo.com

With a copy to:
Wells Fargo Bank, National Association
301 South College Street, 14th Floor
MAC D1053-144
Attention: Allison Newman
Telephone No.: (704) 383-5260
Telecopy No.: (704) 715-1486
E-mail: allison.newman@wellsfargo.com